                                                                     EXHIBIT 3.8

                                    BY-LAWS

                                      of

                              BMC TRUCKING, INC.

                             _____________________
                         (herein called the "Company")


                                   ARTICLE I
                                   ---------

                                 Stockholders
                                 ------------

     Section 1.01.  Annual Meeting.  The Board of Directors by resolution shall
     ------------   --------------
designate the time, place and date (which shall be, in the case of the first annual meeting, not more than 13 months after the organization of the Company and, in the case of all other annual meetings, not more than 13 months after the date of the last annual meeting) of the annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before it.

     Section 1.02.  Special Meetings.  Special meetings of the stockholders, for
     ------------   ----------------
any purpose or purposes, may be called at any time by the Chairman, the Vice-Chairman, the President, any Vice-President, the Treasurer, the Secretary or the Assistant Secretary, by resolution of the Board of Directors or upon written request by the holders of one-third of the outstanding shares. Special meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

     Section 1.03.  Notice of Meetings of Stockholders.  Whenever stockholders
     ------------   -----------------------------------
are required or permitted to take any action at a meeting, written notice of the meeting shall be given (unless that notice shall be waived or unless the meeting is to be dispensed with in accordance with the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Company and Section 1.12 hereof) which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.04.  Quorum.  At all meetings of the stockholders, the holders of
     ------------   ------
one-third of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

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

     The stockholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, the Company may transact any business which might have been transacted at the original meeting had a quorum been there present.

     Section 1.05.  Method of Voting.  The vote upon any question before the
     ------------   ----------------
meeting need not be by ballot. All elections and all other questions shall be decided by a plurality of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the General Corporation Law of the State of Delaware or the Certificate of Incorporation.

     Section 1.06.  Voting Rights of Stockholders and Proxies.  Each stockholder
     ------------   -----------------------------------------
of record entitled to vote in accordance with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Company, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 1.07.  Ownership of its Own Stock.  Shares of its own capital stock
     ------------   --------------------------
belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 1.08.  Voting by Fiduciaries and Pledgors.  Persons holding stock
     ------------   ----------------------------------
in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be

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

entitled to vote, unless in the transfer by the pledgor on the books of the Company he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     Section 1.09.  Fixing Date for Determination of Stockholders of Record.  In
     ------------   -------------------------------------------------------
order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware.

     Section 1.10.  List of Stockholders.  The officer who has charge of the
     ------------   --------------------
stock ledger of the Company shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting or, if not so specified, at the place where said meeting is to be held), and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present. Upon the

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willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

     Section 1.11.  Stockholder's Right of Inspection.  Stockholders of record,
     ------------   ---------------------------------
in person or by attorney or other agent, shall have the right, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose the Company's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in this State or at its principal place of business.

     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 1.10 or the books of the Company, or to vote in person or by proxy at any meeting of the stockholders.

     Section 1.12.  Consent in Lieu of Meeting.  Any corporate action, with
     ------------   --------------------------
respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company, or these By-Laws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company or these By-Laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of that paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.


                                   ARTICLE II
                                   ----------

                                   Directors
                                   ---------

     Section 2.01.  Management of Business.  The business of the Company shall
     ------------   ----------------------
be managed by its Board of Directors.

     The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Company or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Company, except as expressly provided otherwise by the statutes of the State of Delaware, by the Certificate of Incorporation of the Company or by these By-Laws.

     Without prejudice to the generality of the foregoing, the Board of Directors, by resolution or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Company, rights or options entitling the holders thereof to purchase from the Company any shares of its capital stock of any class or classes or any other securities of the Company, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the

                                       6
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time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Company upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. In case the shares of stock of the Company to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof. In case the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153 of the General Corporation Law of the State of Delaware.

     Section 2.02.  Qualifications and Number of Directors. Directors need not
     ------------   --------------------------------------
be stockholders. The number of directors which shall constitute the whole Board shall be not less than three nor more than eleven.

     Section 2.03.  Election and Term.  The directors shall be elected at the
     ------------   -----------------
annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

     Section 2.04.  Resignations.  Any director of the Company may resign at any
     ------------   ------------
time by giving written notice to the Company. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the

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

Company; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.05.  Vacancies and Newly Created Directorships.  Vacancies and
     ------------   -----------------------------------------
newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be elected and qualified, or until their earlier resignation or removal. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     Section 2.06.  Quorum of Directors.  At all meetings of the Board of
     ------------   -------------------
Directors, one-third of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Sections 2.05 and 2.12 hereof.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

     Section 2.07.  Annual Meeting.  The newly elected Board of Directors shall
     ------------   --------------
meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

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

     Section 2.08.  Regular Meetings.  Regular meetings of the Board of
     ------------   ----------------
Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

     Section 2.09.  Special Meetings.  Special meetings may be called at any
     ------------   ----------------
time by the President, the Secretary or by resolution of any two Directors. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

     Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

     Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

     Section 2.10.  Action Without a Meeting.  Any action required or permitted
     ------------   ------------------------
to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 2.11.  Compensation.  Directors shall receive any such fixed sums
     ------------   ------------
and expenses of attendance for attendance at each meeting of the Board or of any committee and/or any such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     Section 2.12.  Executive Committee.  The Board of Directors may, by
     ------------   -------------------
resolution or resolutions, passed by a majority of the whole Board, designate an Executive Committee (and may discontinue the same at any time) to consist of three or more of the directors of the Company. The members shall be appointed by the Board and shall hold office at the pleasure of the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace an absent or disqualified member at any meeting of the Committee. The Executive Committee shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Company (and may authorize the seal of the Company to be affixed to all papers which may require it), except that the Executive Committee shall have no power (a) to elect directors; (b) to alter, amend or repeal these By-Laws or any resolution or resolutions of the directors designating an Executive Committee; (c) to declare any dividend or make any other distribution to the stockholders of the Company; or (d) to appoint any member of the Executive Committee. Regular meetings of the Executive Committee may be held at such time and place, within or without the State of Delaware, as shall from time to time be fixed by the Executive Committee and no notice thereof shall be necessary. Special meetings may be called at any time by any officer of the Company or any member of the Committee. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person calling the meeting

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

and stated in the notice or waiver of the meeting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority present at which there is a quorum shall be the act of the Executive Committee. Notice of each special meeting of the Executive Committee shall be given (or waived) in the same manner as notice of a directors' meeting.


                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

     Section 3.01.  Number.  The officers of the Company shall be chosen by the
     ------------   ------
Board of Directors. The officers shall be a President and/or Chairman, a Secretary and a Treasurer, and such number of Vice-Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board may from time to time determine. The Board may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person.

     Section 3.02.  Terms of Office.  Each officer shall hold his office until
     ------------   ---------------
his successor is chosen and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Company.

     Section 3.03.  Removal.  Any officer may be removed from office at any time
     ------------   -------
by the Board of Directors with or without cause.

     Section 3.04.  Authority.  The Secretary shall record all of the
     ------------   ---------
proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Company usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors, the Chairman, the Vice-Chairman or the President. The other officers, and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Company usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the Chairman, the Vice-Chairman or the President) by the Chairman, the Vice President or the President.

     Section 3.05.  Voting Securities Owned by the Company.  Powers of attorney,
     ------------   --------------------------------------
proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman, the Vice Chairman, the President or any Vice-President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------

     Section 4.01.  Stock Certificates. Every holder of stock in the Company
     ------------   ------------------
shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman, or Vice

Chairman of the Board of Directors or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of shares owned by him in the Company. Where such certificate is signed (1) by a transfer agent other than the Company or its employee, or (2) by a registrar other than the Company or its employee, the signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

     Section 4.02.  Transfers.  Stock of the Company shall be transferable in
     ------------   ---------
the manner prescribed by the laws of the State of Delaware.

     Section 4.03.  Registered Holders.  Prior to due presentment for
     ------------   ------------------
registration of transfer of any security of the Company in registered form, the Company shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Company shall have notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 4.04.  New Certificates.  The Company shall issue a new certificate
     ------------   ----------------
of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner: (1) so requests before the Company has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Company a bond sufficient (in the judgment of the directors) to indemnify the Company against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the directors that are reasonable under the circumstances. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

     Section 5.01.  The Company shall indemnify its officers, directors,
     ------------
employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the relevant provision in the Certificate of Incorporation of the Corporation, if applicable.

                                  ARTICLE VI
                                  ----------

                                 Miscellaneous
                                 -------------

     Section 6.01.  Offices.  The registered office of the Company in the State
     ------------   -------
of Delaware shall be as stated in the Certificate of Incorporation or at such other location to which the registered office shall be changed by action of the board of directors The Company may also have offices at other places within and/or without the State of Delaware.

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

     Section 6.02.  Seal.  The corporate seal shall have inscribed thereon the
     ------------   ----
name of the Company, the year of its incorporation and the words "Corporate Seal Delaware."

     Section 6.03.  Checks.  All checks or demands for money shall be signed by
     ------------   ------
such person or persons as the Board of Directors may from time to time determine.

     Section 6.04.  Fiscal Year.  The fiscal year shall begin the first day of
     ------------   -----------
January in each year and shall end on the thirty-first day of December of such year.

     Section 6.05.  Waivers of Notice; Dispensing with Notice.  Whenever any
     ------------   -----------------------------------------
notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Company, or of these By-Laws, to any person with whom communication is made unlawful by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation of the Company or of these By-Laws. In the event that the action taken by the Company is such as to require the filing of a certificate under any of the other sections of this title, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     Section 6.06.  Loans to and Guarantees of Obligations of Employees and
     ------------   -------------------------------------------------------
Officers.  The Company may lend money to or guaranty any obligation of, or
--------
otherwise assist any officer or other employee of the Company or of a subsidiary, including any officer or employee who is a director of the Company or a subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this Section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any other statute.

     Section 6.07.  Amendment of By-Laws.  These By-Laws may be altered, amended
     ------------   --------------------
or repealed at any meeting of the Board of Directors.

     Section 6.08.  Section Headings and Statutory References.  The headings of
     ------------   -----------------------------------------
the Articles and Sections of these By-Laws, have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.

                                       17